Exhibit 99.1

Aldeyra Therapeutics Reports Second Quarter 2014 Financial Results

Burlington, MA, August 4, 2014 – Aldeyra Therapeutics, Inc. (NASDAQ: ALDX) (Aldeyra), a biotechnology company focused on the development of products to treat diseases thought to be related to free aldehydes, today announced its financial results for the second quarter ended June 30, 2014.

Todd C. Brady, M.D., Ph.D., President and CEO of Aldeyra, commented, “We continue to prepare for upcoming clinical trials and are on schedule to file Investigational Drug Applications for two rare diseases, Sjögren-Larsson Syndrome and acute anterior uveitis, by the end of the year, and we continue to expect data from these trials next year. For Sjögren-Larsson Syndrome, there are no FDA-approved therapies, and acute anterior uveitis is typically treated with steroids, the long-term use of which is associated with significant toxicity. We are excited about the prospect of providing Sjögren-Larsson Syndrome and acute anterior uveitis patients with improved treatment options that are not available today, and look forward to updating our shareholders as we continue to make progress.”

“In addition, we have continued to execute on our business strategy with the expansion of our management team and preparation for the initiation of clinical trials for our lead product candidate, NS2. Notably, we hired Stephen Tulipano as our Chief Financial Officer. Steve has considerable experience in both financial accounting and the pharmaceutical industry, and he will be a significant asset to our team as we seek to strengthen our financial positioning and pursue growth opportunities. “

Second Quarter 2014 Financial Review

For the second quarter of 2014, Aldeyra reported a net loss and comprehensive loss of approximately $1.1 million compared to approximately $1.6 million for the second quarter of 2013. Basic net loss per share was $1.43 and diluted net loss per share was $1.56 for the second quarter of 2014 and basic and diluted net loss per share were $5.47 for the second quarter of 2013. Net loss per share for the respective period includes the effect of the change in fair value of derivative instruments carried as liabilities on the balance sheet that are marked to market at the end of each reporting period. As of June 30, 2014, there were no derivative liabilities outstanding as a result of the net exercise of those instruments.

Research and development expenses totaled approximately $664,000 for the second quarter of 2014, compared to approximately $325,000 for the second quarter of 2013. The period-over-period increase of $339,000 in research and development expenses was primarily related to an increase in Aldeyra’s external research and development expenditures and stock-based compensation.

For the second quarter of 2014, general and administrative expenses were approximately $983,000 compared to approximately $661,000 for the second quarter of 2013. The increase of $322,000 is primarily related to the addition of general and administrative personnel and other compensation costs, and an increase in costs associated with preparing to become a public company.

Total operating expenses for the second quarter of 2014 were approximately $1.6 million compared to total operating expenses of approximately $1.0 million for the second quarter of 2013.

Conference Call and Webcast

Aldeyra will hold a conference call today, Monday, August 4, 2014, at 8:30 a.m. ET. The dial-in numbers are 1-877-407-0784 for domestic callers and 1-201-689-8560 for international callers. The conference ID number for both is 13587511. A live webcast of the conference call will also be available on the investor relations page of Aldeyra’s corporate website at www.aldeyra.com.

After the live webcast, the event will remain archived on Aldeyra’s website for one year. In addition, a telephonic replay of the call will be available until August 18, 2014. The replay dial-in numbers are 1-877-870-5176 for domestic callers and 1-858-384-5517 for international callers. Please use event passcode 13587511.

About NS2

NS2, a product candidate that is designed to trap and allow for disposal of free aldehydes, is under development for the treatment of Sjögren-Larsson Syndrome (SLS), a rare disease caused by mutations in an enzyme that metabolizes fatty aldehydes, and acute anterior uveitis, a rare disease characterized by severe inflammation and pain in the anterior eye.

About Aldeyra Therapeutics

Aldeyra Therapeutics, Inc., is a biotechnology company focused primarily on the development of products to treat diseases thought to be related to endogenous free aldehydes, a naturally occurring class of toxic molecules. The company has developed NS2, a product candidate designed to trap free aldehydes. Aldeyra plans to file Investigational New Drug (IND) applications for clinical testing of NS2 in 2014 for the treatment of Sjögren-Larsson Syndrome and acute anterior uveitis. NS2 has not been approved for sale in the U.S. or elsewhere. www.aldeyra.com

Safe Harbor Statement

This release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding Aldeyra’s plans for its product candidates. In some cases, you can identify forward-looking statements by terms such as “may,” “might,” “will,” “objective,” “intend,” “should,” “could,” “can,” “would,” “expect,” “believe,” “anticipate,” “project,” “target,” “design,” “estimate,” “predict,” “potential,” “plan” or the negative of these terms, and similar expressions intended to identify forward-looking statements. Such forward-looking statements are based upon current expectations that involve risks, changes in circumstances, assumptions and uncertainties. Aldeyra is at an early stage of development and may not ever have any products that generate significant revenue. Important factors that could cause actual results to differ materially from those reflected in Aldeyra’s forward-looking statements include, among others, the timing and success of preclinical studies and clinical trials conducted by Aldeyra and its development partners; the ability to obtain and maintain regulatory approval of Aldeyra’s product candidates, and the labeling for any approved products; the scope, progress, expansion, and costs of developing and commercializing Aldeyra’s product candidates; the size and growth of the potential markets for Aldeyra’s product candidates and the ability to serve those markets; Aldeyra’s expectations regarding Aldeyra’s expenses and revenue, the sufficiency of Aldeyra’s cash resources and needs for additional financing; Aldeyra’s ability to attract or retain key personnel; and other factors that are described in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of Aldeyra’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2014 which is on file with the Securities and Exchange Commission (SEC) and available on the SEC’s website at www.sec.gov. Additional information will also be set forth in those sections of Aldeyra’s quarterly report on Form 10-Q for the quarter ended June 30, 2014, which will be filed with the SEC in the third quarter of 2014.

In addition to the risks described above and in Aldeyra’s other filings with the SEC, other unknown or unpredictable factors also could affect Aldeyra’s results. No forward-looking statements can be guaranteed and actual results may differ materially from such statements. The information in this release is provided only as of the date of this release, and Aldeyra undertakes no obligation to update any forward-looking statements contained in this release on account of new information, future events, or otherwise, except as required by law.

(Financial Statements to follow.)

ALDEYRA THERAPEUTICS, INC.

BALANCE SHEETS (Unaudited)

	June 30, 2014	December 31, 2013
ASSETS
Current assets:
Cash and cash equivalents	$11,535,788	$3,262,354
Prepaid expenses and other current assets	269,541	8,412

Total current assets	11,805,329	3,270,766
Deferred offering costs	—	472,467

Total assets	$11,805,329	$3,743,233

LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$556,061	$341,853
Convertible notes payable – related parties	—	85,000
Accrued interest on convertible notes payable – related parties	—	2,125
Accrued expenses	211,346	117,873
Current portion of credit facility	407,120	58,160

Total current liabilities	1,174,527	605,011
Credit facility, net of current portion and debt discount	815,825	1,129,015
Accrued deferred offering costs	—	394,368
Convertible preferred stock warrant liability	—	253,247
Convertible preferred stock warrant liabilities – related parties	—	3,265,620

Total liabilities	1,990,352	5,647,261
Commitments and contingencies
Redeemable convertible preferred stock:
Series A Preferred Stock, $0.001 par value, none authorized, issued and outstanding as of June 30, 2014 and 24,000,000 shares authorized; 980,391 shares issued and outstanding as of December 31, 2013 (Liquidation preference of $36,000,000)	—	29,291,865
Series B Preferred Stock, $0.001 par value, none authorized, issued and outstanding as of June 30, 2014 and 38,000,000 shares authorized; 1,316,681shares issued and outstanding as of December 31, 2013 (Liquidation preference of $20,377,506)	—	9,025,433

Total redeemable convertible preferred stock	—	38,317,298
Stockholders’ equity (deficit):
Preferred stock, $0.001 par value, 15,000,000 shares authorized, none issued and outstanding as of June 30, 2014; none authorized, issued or outstanding as of December 31, 2013	—	—
Common stock, voting, $0.001 par value; 150,000,000 authorized and 5,565,415 shares issued and outstanding as of June 30, 2014; 65,000,000 shares authorized; 327,365 shares issued and outstanding as of December 31, 2013	5,565	327
Common stock, non-voting, $0.001 par value; none authorized, issued and outstanding as of June 30, 2014 and 65,000,000 shares authorized; none issued and outstanding as of December 31, 2013	—	—
Additional paid-in capital	51,867,123	1,102,685
Accumulated deficit	(42,057,711)	(41,324,338)

Total stockholders’ equity (deficit)	9,814,977	(40,221,326)

Total liabilities, redeemable convertible preferred stock and stockholders’ equity (deficit)	$11,805,329	$3,743,233

ALDEYRA THERAPEUTICS, INC.

STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
OPERATING EXPENSES:
Research and development	$663,908	$325,050	$1,108,186	$475,283
General and administrative	982,579	660,640	1,783,225	801,945

Loss from operations	(1,646,487)	(985,690)	(2,891,411)	(1,277,228)

OTHER INCOME (EXPENSE):
Change in fair value of preferred stock warrant liabilities	567, 588	(36,100)	2,327,502	(313,600)
Change in fair value of convertible preferred stock rights and rights option liabilities	—	(531,700)	—	(3,922,200)
Interest income	—	8	3	16
Interest expense	(56,246)	(15,301)	(169,467)	(30,705)

Total other income (expense), net	511,342	(583,093)	2,158,038	(4,266,489)

Net loss and comprehensive loss	(1,135,145)	(1,568,783)	(733,373)	(5,543,717)
Accretion of preferred stock	(141,513)	(150,095)	(333,082)	(273,254)
Deemed dividend	(4,053,570)	—	(4,053,570)	—

Net loss attributable to common stockholders	$(5,330,228)	$(1,718,878)	$(5,120,025)	$(5,816,971)

Net loss per share attributable to common stockholders:
Basic	$(1.43)	$(5.47)	$(2.51)	$(18.50)

Diluted	$(1.56)	$(5.47)	$(3.53)	$(18.50)

Weighted average common shares outstanding:
Basic	3,737,675	314,419	2,041,941	314,419

Diluted	3,769,360	314,419	2,107,389	314,419

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Corporate Contact:

Stephen Tulipano

Aldeyra Therapeutics, Inc.

Tel: +1 617-308-2374

stulipano@aldeyra.com

Investor Contact:

David Burke/Lee Roth

The Ruth Group

Tel: +1 646-536-7009/7012

dburke@theruthgroup.com/lroth@theruthgroup.com